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                                                                   EXHIBIT 99.1






                      Press Release dated October 16, 2000
                             of Elcor Corporation.








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                        [ELCOR CORPORATION LETTERHEAD]






PRESS RELEASE                                             TRADED: NYSE
FOR IMMEDIATE RELEASE                                     SYMBOL: ELK


FOR FURTHER INFORMATION:

Richard J. Rosebery                                       Harold R. Beattie
Vice Chairman, Chief Financial                            Vice President-Finance
and Administrative Officer                                and Treasurer
(972) 851-0510                                            (972) 851-0523


ELCOR REPORTS FISCAL 2001 FIRST QUARTER SALES AND EARNINGS; RESULTS IN LINE WITH EXPECTATIONS, BUT LOWER THAN PRIOR YEAR

DALLAS, TEXAS, October 16, 2000 . . . . Elcor Corporation today reported lower results for its fiscal 2001 first quarter ending September 30, 2000, with income per diluted share down 50% on 10% lower sales, compared to the same quarter last year. While lower results were anticipated, fiscal 2001 first quarter fully diluted income per share of $.25 was slightly better than consensus estimates.

For our first quarter ending September 30, 2000, net income was $4,944,000, or $.25 per diluted share, compared to $10,009,000, or $.50 per diluted share, in the year-ago quarter. Sales were $86,201,000, versus $95,789,000, in the same quarter last year.

Harold K. Work, Chairman, President and Chief Executive Officer, said, "Fiscal 2001 first quarter lower results reflect slower demand, significantly higher cost for asphalt raw materials and higher costs for start-up of new facilities and products, compared to record results during the year-ago first quarter."

ROOFING PRODUCTS: HIGHER RAW MATERIAL COSTS AND LOWER UNIT SHIPMENTS WERE ONLY PARTIALLY OFFSET BY HIGHER PRODUCT PRICES

Elk's roofing products sales declined 9% to $75.2 million from $82.9 million in the record year-ago quarter. Operating profits declined 32% to $11.0 million from $16.3 million in the record quarter last year. Sales reflected a decline in both laminated asphalt shingle shipments and external shipments of nonwoven fiberglass roofing mat to other roofing manufacturers.

First quarter operating profit comparisons were primarily affected by significantly higher raw material costs (principally asphalt) and lower production and shipments of laminated shingles, which were only partially offset by increased selling prices in the face of lower industry demand. As a result, cost of goods sold as a percent of sales for roofing shingles



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PRESS RELEASE
Elcor Corporation Quarterly Results
October 16, 2000
Page 2


rose to 75.8% in this year's first quarter from 72.7% in the year-ago quarter. Under the circumstances, Elk is accelerating the development of several initiatives with the potential to reduce costs and/or improve operating profits.

NEW MYERSTOWN SHINGLE PLANT ON SCHEDULE TO BEGIN LIMITED PRODUCTION DURING THE DECEMBER 2000 QUARTER

Construction of Elk's new $75 million premium laminated asphalt shingle plant and related facilities in Myerstown, Pennsylvania is nearly complete. Initial start-up activities are underway, with limited production of laminated shingles scheduled to begin during the December 2000 quarter. The new Myerstown plant puts Elk in a strong strategic position to meet the normal spring growth in distributor demand for laminated shingles in the nation's Eastern and North Central markets in 2001.

Myerstown will increase Elk's laminated shingle capacity by about 38% and will provide Elk with the capacity needed to maintain market share with the expected growth in demand moving forward. In addition, the Myerstown plant will significantly reduce Elk's transportation costs to serve the Eastern and North Central markets and will allow Elk to better serve its customers' growing demand in other markets.

ELECTRONICS MANUFACTURING SERVICES: CYBERSHIELD BEGINS RAMP-UPS OF SIX NEW WIRELESS DIGITAL CELLULAR PHONE PRODUCTS

Cybershield had lower operating profits of $697,000, compared to $1,360,000, and sales of $8,389,000, compared to $9,144,000, in the record year-ago first quarter. Lower sales and operating profits were the result of reduced demand for mature digital cell phone models served by Cybershield as new models are being introduced to the market. During this year's first quarter, Cybershield's profit margins were reduced by higher costs during initial production ramp-ups on six new digital wireless handset products for three of North America's four leading digital wireless handset manufacturers. As fiscal 2001 progresses, Cybershield's sales and operating profits are expected to increase substantially as production volumes of these new products escalate.

INDUSTRIAL PRODUCTS:  SEGMENT NEARS TURNAROUND

The Industrial Products segment had lower sales of $2,564,000, compared to $3,662,000, and an operating loss of $1,245,000, compared to an operating profit of $169,000, in the same quarter last year. Most of the operating loss occurred in July 2000 and was related to the consolidation of manufacturing operations and initial production of products new to Chromium's Cleveland, Ohio plant. Chromium generated a small operating profit for the months of August and September 2000, and the outlook appears good for substantial improvement as fiscal 2001 progresses. Ortloff Engineers also experienced lower operating results for the first quarter; however, its outlook appears bright for awards of significant projects for licenses of Elcor's leading edge patented cryogenic gas processing technology as fiscal year 2001 progresses.



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PRESS RELEASE
Elcor Corporation Quarterly Results
October 16, 2000
Page 3


FINANCIAL POSITION REMAINS STRONG

During the first quarter ending September 30, 2000, cash flows from operations of $4.1 million, $.5 million in cash and $14.0 million in increased long-term debt, funded $16.2 million of net investments in property, plant and equipment and $2.4 million in dividends and share repurchases. Elcor ended the first quarter with $47 million of inventory (66 days), compared to $24 million of inventory (35 days) at the end of the year-ago quarter. Inventory levels for the year-ago quarter were below desired levels as a result of a 24% increase in demand during the preceding nine months.

At September 30, 2000, the company had $105.3 million of long-term debt, $164.5 million of shareholders' equity and $269.8 million of total capital. Long-term debt, as a percent of total capital, increased to 39% from 23% last year.

OUTLOOK

Mr. Work said, "Fiscal 2001 will be a challenging year for several reasons. First, the price of asphalt was up about 50% year-over-year during the fiscal 2001 September quarter. Asphalt is a major raw material, accounting for about 24% of our laminated asphalt shingle cost of goods sold. At the same time, stiff competition is presently keeping prices low. Elk's average selling price for its laminated shingle products was up only 2.9% year-over-year for the September quarter. Presently, we believe the supply of laminated shingles currently exceeds demand because some asphalt shingle manufacturers may have increased their production of laminated shingles to compensate for the current lower demand for commodity shingles. Under the circumstances, pressure on prices will likely continue until supply comes into better balance with demand.

"In addition, Elk's new Myerstown laminated shingle plant will be commencing limited operations during the first half of fiscal 2001 and is expected to generate an operating loss of $3 million to $5 million during its first partial year of operation. We expect Myerstown to begin contributing to operating profits in fiscal 2002, its first full year of operation.

"We expect that our Industrial Products segment will achieve a significant turnaround in operating results as the year progresses. Cybershield's electronics manufacturing services business could also achieve sharply higher sales and operating profits as production escalates on six new digital cell phone products and additional new orders are received.

"While it appears that fiscal 2001 will challenge Elcor, we believe the investments we have made and are continuing to make will provide the company with the potential to achieve high growth rates for both sales and earnings in fiscal 2002 and beyond," he concluded.

CORPORATE QUARTERLY EARNINGS CONFERENCE CALLS

Elcor's quarterly earnings conference call for the quarter ended September 30, 2000, will be held tomorrow at 10:00 a.m. Central Time on Tuesday, October 17, 2000. Shareholders,



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PRESS RELEASE
Elcor Corporation Quarterly Results
October 16, 2000
Page 4


investors, media and other interested parties may participate in the teleconference by dialing (913) 981-4910 a few minutes before start time and providing confirmation code 829210. Future quarterly earnings conference calls will also be held at 10:00 a.m. Central Time on the day following the release of quarterly results. Shareholders, investors, media and other interested parties are also invited to participate in Elcor's quarterly earnings conference calls through Elcor Corporation's website www.elcor.com.

SAFE HARBOR PROVISIONS

In accordance with the safe harbor provisions of the securities law regarding forward-looking statements, except for the historical information contained herein, the above discussion contains forward-looking statements that involve risks and uncertainties. The statements that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements usually are accompanied by words such as "outlook," "believe," "estimate," "potential," "project," "expect," "anticipate," "plan," "predict," "could," "should," "may," or similar words that convey the uncertainty of future events or outcomes. These statements are based on judgments the company believes are reasonable; however, Elcor's actual results could differ materially from those discussed here. Factors that could cause or contribute to such differences could include, but are not limited to, changes in demand, prices, raw material costs, transportation costs, changes in economic conditions of the various markets the company serves, changes in the amount and severity of inclement weather, as well as the other risks detailed herein and in the company's reports filed with the Securities and Exchange Commission, including but not limited to its Form 10-K for the fiscal year ending June 30, 2000, and its Form 8-K dated October 17, 2000.

                                   ---------

Elcor, through its subsidiaries, manufactures roofing products and industrial products. Each of Elcor's principal operating subsidiaries is the leader or one of the leaders within its particular market. Its common stock is listed on the New York Stock Exchange (ticker symbol: ELK).

Elcor's roofing products facilities are located in Tuscaloosa, Alabama; Shafter, California; Myerstown, Pennsylvania; Dallas and Ennis, Texas. Its electronics manufacturing services facilities are located in Canton, Georgia; Dallas and Lufkin, Texas; and its industrial products facilities are located in Cleveland, Ohio and Midland, Texas.



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

PRESS RELEASE
Elcor Corporation Quarterly Results
October 16, 2000
Page 5


CONDENSED RESULTS OF OPERATIONS
(Unaudited, $ in thousands)

                                                                             Trailing
                                             Three Months Ended        Twelve Months Ended
                                                September 30,             September 30,
                                              2000         1999         2000          1999
                                           ----------   ----------   ----------    ----------
SALES                                      $   86,201   $   95,789   $  340,687    $  327,795
                                           ----------   ----------   ----------    ----------

COSTS AND EXPENSES:
       Cost of sales                           66,419       69,742      259,194       243,349
       Selling, general & administrative       11,439        9,512       41,626        38,939
       Interest expense and other, net            505          417        1,250         1,833
       Gain from involuntary conversion             0            0       (1,292)            0
                                           ----------   ----------   ----------    ----------

Total Costs and Expenses                       78,363       79,671      300,778       284,121
                                           ----------   ----------   ----------    ----------

INCOME BEFORE INCOME TAXES                      7,838       16,118       39,909        43,674

Provision for income taxes                      2,894        6,109       15,042        15,908
                                           ----------   ----------   ----------    ----------

NET INCOME                                 $    4,944   $   10,009   $   24,867    $   27,766
                                           ==========   ==========   ==========    ==========

INCOME PER COMMON SHARE-BASIC              $     0.25   $     0.51   $     1.27    $     1.42
                                           ==========   ==========   ==========    ==========

INCOME PER COMMON SHARE-DILUTED            $     0.25   $     0.50   $     1.24    $     1.39
                                           ==========   ==========   ==========    ==========

AVERAGE COMMON SHARES OUTSTANDING
    Basic                                      19,524       19,528       19,577        19,506
                                           ==========   ==========   ==========    ==========


    Diluted                                    19,755       19,982       20,029        19,960
                                           ==========   ==========   ==========    ==========



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PRESS RELEASE
Elcor Corporation Quarterly Results
October 16, 2000
Page 6

FINANCIAL INFORMATION BY COMPANY SEGMENTS
(Unaudited, $ in thousands)

                                                                              Trailing
                                             Three Months Ended          Twelve Months Ended
                                                September 30,               September 30,
                                              2000          1999          2000          1999
                                           ----------    ----------    ----------    ----------
SALES
      Roofing Products                     $   75,218    $   82,939    $  297,675    $  284,943
      Electronics Manufacturing Services        8,389         9,144        32,665        27,524
      Industrial Products                       2,564         3,662        10,202        15,159
      Corporate & Eliminations                     30            44           145           169
                                           ----------    ----------    ----------    ----------
                                           $   86,201    $   95,789    $  340,687    $  327,795
                                           ==========    ==========    ==========    ==========

OPERATING PROFIT (LOSS)
      Roofing Products                     $   10,999    $   16,277    $   47,746    $   48,638
      Electronics Manufacturing Services          697         1,360         4,241         3,793
      Industrial Products                      (1,245)          169        (6,067)         (240)
      Corporate & Eliminations                 (2,108)       (1,271)       (6,053)       (6,684)
                                           ----------    ----------    ----------    ----------
                                           $    8,343    $   16,535    $   39,867    $   45,507
                                           ==========    ==========    ==========    ==========



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PRESS RELEASE
Elcor Corporation Quarterly Results
October 16, 2000
Page 7


CONDENSED BALANCE SHEET
(Unaudited, $ in thousands)


                                                        September 30,
ASSETS                                                2000         1999
                                                   ----------   ----------
Cash and cash equivalents                          $    4,146   $    2,261
Receivables, net                                       71,435       68,581
Inventories                                            47,010       23,908
Deferred income taxes                                   2,897        2,274
Prepaid expenses and other                              2,631        6,573
                                                   ----------   ----------

      Total Current Assets                            128,119      103,597

Property, plant and equipment, net                    207,990      145,730
Other assets                                            2,901        3,283
                                                   ----------   ----------

      Total Assets                                 $  339,010   $  252,610
                                                   ==========   ==========




                                                        September 30,
LIABILITIES AND SHAREHOLDERS' EQUITY                  2000         1999
                                                   ----------   ----------
Accounts payable and accrued liabilities           $   47,395   $   43,586
Current maturities on long-term debt                        0            0
                                                   ----------   ----------

      Total Current Liabilities                        47,395       43,586

Long-term debt, net                                   105,300       44,200
Deferred income taxes                                  21,831       18,399
Shareholders' equity                                  164,484      146,425
                                                   ----------   ----------

      Total Liabilities and Shareholders' Equity   $  339,010   $  252,610
                                                   ==========   ==========



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PRESS RELEASE
Elcor Corporation Quarterly Results
October 16, 2000
Page 8


CONDENSED STATEMENT OF CASH FLOWS
(Unaudited, $ in thousands)

                                                      For the Three Months Ended
                                                            September 30,
                                                          2000          1999
                                                       ----------    ----------
CASH FLOWS FROM:
OPERATING ACTIVITIES
Net income                                             $    4,944    $   10,009
Adjustments to net income
       Depreciation and amortization                        3,419         2,607
       Deferred income taxes                                  673           190
       Changes in assets and liabilities:
           Trade receivables                                  277         4,285
           Inventories                                     (6,045)        1,862
           Prepaid expenses and other                       1,681         1,779
           Accounts payable and accrued liabilities          (892)        9,702
                                                       ----------    ----------

Net cash from operations                                    4,057        30,434
                                                       ----------    ----------

INVESTING ACTIVITIES
       Additions to property, plant & equipment           (16,298)      (12,610)
       Other                                                   49          (114)
                                                       ----------    ----------

Net cash from investing activities                        (16,249)      (12,724)
                                                       ----------    ----------

FINANCING ACTIVITIES
       Long-term  borrowings, net                          14,000       (18,800)
       Dividends on common stock                             (975)         (977)
       Treasury stock transactions and other, net          (1,389)          142
                                                       ----------    ----------

Net cash from financing activities                         11,636       (19,635)
                                                       ----------    ----------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS         (556)       (1,925)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR              4,702         4,186
                                                       ----------    ----------

CASH AND CASH EQUIVALENTS AT END OF PERIOD             $    4,146    $    2,261
                                                       ==========    ==========